                                                                    EXHIBIT 3.23

Corporations Section                                          Gwyn Shea
P.O. Box 13697                                                Secretary of State
Austin, Texas 78711-3697

                                     [SEAL]

                        OFFICE OF THE SECRETARY OF STATE

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

                      PERKINELMER AUTOMOTIVE RESEARCH, INC.
                             Filing Number: 25115700

Articles Of Incorporation                                     September 10, 1968
Articles Of Merger                                              October 01, 1973
Articles Of Amendment                                              July 15, 1977
Change Of Registered Agent/Office                                   May 19, 1978
Change Of Registered Agent/Office                               January 06, 1985
Change Of Registered Agent/Office                                  July 13, 1990
Articles Of Merger                                             December 27, 1996
Public Information Report (PIR)                                December 31, 1999
Articles Of Amendment                                           January 27, 2000

                                    In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on December 06, 2002.

[SEAL]

                                 /s/ Gwyn Shea
                                 Gwyn Shea
                                 Secretary of State

           Come visit us on the internet at http://222.sos.state.tx.us
PHONE (512) 463-5555           FAX (512) 463-5709                       TTY7-1-1
Prepared by Beverly Mayfield

                                                               FILED
                                                       In the Office of the
                                                    Secretary of State of Texas

                                                            SEP 10 1968

                                                        /s/ Charles B. Wood
                                                     Director, Corp. Division

                            ARTICLES OF INCORPORATION

                      AUTOMOTIVE RESEARCH ASSOCIATES, INC.

                  We, the undersigned natural persons of the age of twenty-one years or more, at least two of whom are citizens of the State of Texas, acting as Incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

                                   ARTICLE ONE

                  The name of the Corporation is: AUTOMOTIVE RESEARCH ASSOCIATES, INC.

                                   ARTICLE TWO

                  The period of its duration is perpetual.

                                  ARTICLE THREE

                  The purposes for which the corporation is organized are as follows: to manufacture, buy, sell, deal in and with goods, wares and merchandise, services and real and personal property of every kind and description, and to do any and all things necessary and incidental to the carrying on of a business, including the right to own, buy, lease or otherwise acquire such real estate as may be necessary for carrying out the purpose for which this corporation is organized, subject to provisions of Article IV, Texas Miscellaneous Corporation Laws Act, specifically Article 1302-4.01 through
Article 1302-4.07 of the Revised Civil Statutes of Texas, 1925.

                                  ARTICLE FOUR

                  The aggregate number of shares which the corporation shall have authority to issue is Five Hundred Thousand (500,000) of the par value of One Dollar ($1.00) each.

                                  ARTICLE FIVE

                  The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000.00)

                                   ARTICLE SIX

                  The post office address of its initial registered office is:

                                5404 Bandera Road
                               San Antonio, Texas

and the name of its initial registered agent at such address is: NORMAN C. PENFOLD.

                                  ARTICLE SEVEN

                  The number of Directors constituting the initial Board of Directors is three (3) and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

NORMAN C. PENFOLD                                 5404 Bandera Road
                                                  San Antonio, Texas

AL HUNDERE                                        5420 Bandera Road
                                                  San Antonio, Texas

EARL W. TRACY, JR.                                412 San Antonio Savings Bldg.
                                                  San Antonio, Texas

                  IN WITNESS WHEREOF, we have hereunto set out hands, this 10th day of September, 1968.

                                                  /s/ Phyllis M. Cain
                                            ------------------------------------
                                            PHYLLIS M. CAIN
                                            412 San Antonio Savings Bldg.
                                            San Antonio, Texas 78205

                                                  /s/ Joe D. Prickett
                                            ------------------------------------
                                            JOE D. PRICKETT
                                            412 San Antonio Savings Bldg.
                                            San Antonio, Texas 78205

                                                  /s/ Earl W. Tracey, Jr.
                                            ------------------------------------
                                            EARL W. TRACY, JR.
                                            412 San Antonio Savings Bldg.
                                            San Antonio, Texas 78205

THE STATE OF TEXAS  ]
                    ]
COUNTY OF BEXAR     ]

                  I, LYNDA O'NEILL, a notary public, do hereby certify that on this 10th day of September, 1968, personally appeared before me PHYLLIS M. CAIN, JOE D. PRICKETT, and EARL W, TRACY, JR., who each being by me duly sworn severally declare that they are the persons who signed the foregoing document as Incorporators, and that the statements therein contained are true.

                                         /s/ Lynda O'Neill
                                    --------------------------------------------
                                    Notary Public in and for Bexar County, Texas
                                    Lynda O'Neill

                                                               FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             OCT 01 1973

                                                           /s/ Ted W. Hegl
                                                    Director, Corporate Division

                               ARTICLES OF MERGER
                             OF DOMESTIC CORPORATION

                  Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

                  1. The Plan of Merger attached hereto and hereby incorporated herein by reference was approved by the shareholders of each of the undersigned corporations in the manner prescribed by the Texas Business Corporation Act.

                  2. As to each undersigned corporation, the number of shares outstanding are as follows:

                                                             Number of Shares
        Name of Corporation                                    Outstanding
        -------------------                                    -----------
Automotive Research Associates, Inc.                             100,000
--------------------------------------                           -------
Tire Tronics, Inc.                                                    12
--------------------------------------                           -------

         3. As to each undersigned corporation, the number of shares voted for and against such Plan, respectively, are as follows:

Name of Corporation                       Voted For                Voted Against
-------------------                       ---------                -------------
Automotive Research Associates, Inc.       100,000                      -0-
-----------------------------------       --------                  ------------
Tire Tronics, Inc.                              12                      -0-
-----------------------------------       --------                  ------------

                  Dated: August 31, 1973.

                                    AUTOMOTIVE RESEARCH ASSOCIATES, INC.

                                    BY   /s/ Norman Penfold
                                      -----------------------------------------
                                         Its President

                                    AND  /s/ John S. Donaldson
                                       ----------------------------------------
                                         It's Assistant Secretary

                                                                          FILMED

                                    TIRE TRONICS, INC.

                                    BY   /s/ Norman C. Penfold
                                      -----------------------------------------
                                         Its President

                                    AND  /s/ John S. Donaldson
                                       ----------------------------------------
                                         It's Assistant Secretary

STATE OF TEXAS    )
                  )       ss.
COUNTY OF BEXAR   )

                  I, LaVonne Howze, a notary public, do hereby certify that on this 31st day of August, 1973, personally appeared before me NORMAN C. PENFOLD, who, being by me first duly sworn, declared that he is the President of Automotive Research Associates, Inc., that he signed the foregoing document as President of the corporation and that the statements therein contained are true.

                                             /s/ LaVonne Howze
                                        ---------------------------------------
                                        Notary Public in and for
                                        the County of Bexar
                                        State of Texas

STATE OF TEXAS    )
                  )       ss.
COUNTY OF BEXAR   )

                  I, LaVonne Howze, a notary public, do hereby certify that on this 31st day of August, 1973, personally appeared before me NORMAN C. PENFOLD, who, being by me first duly sworn, declared that he is the President of Tire Tronics, Inc., that he signed the foregoing document as President of the corporation and that the statements therein contained are true.

                                             /s/ LaVonne Howze
                                        ---------------------------------------
                                        Notary Public in and for
                                        the County of Bexar
                                        State of Texas

                          AGREEMENT AND PLAN OF MERGER

         THIS PLAN AND AGREEMENT OF MERGER dated as of August 1, 1973, among Automotive Research Associates, Inc., a Texas corporation ("ARA"), Tire Tronics, Inc., a Texas corporation (the "Company") and EG&G, Inc., a Massachusetts Corporation (the "Stockholder").

                             W I T N E S S E T H :

                  WHEREAS, the parties hereto desire that the Company be merged with and into ARA pursuant to the terms and provisions hereof providing for such merger (the "Merger") on the date and at the time provided for herein (the "Effective Date"); and

                  WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery hereof and certain additional agreements related to the Merger,

                  NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

                  1. Merger. Subject to the terms and conditions herein, on August 15, 1973, at 10:00 a. m. (or at such earlier or later date and time as the parties may agree, at the offices of Automotive Research Associates, Inc., San Antonio, Texas (or at such other place as the parties may agree), the Company and ARA shall execute and shall promptly thereafter file with the appropriate officials of the State of Texas Articles of Merger in substantially the form attached hereto as Annex A.

                  At such time (herein called the "Effective Date"), the Company shall be merged with and into ARA, which is hereby designated as the "Surviving Corporation, " which shall not be a new corporation and which shall continue its corporate existence as a Texas corporation to be governed by the laws of the State of Texas.

                  At the Effective Date of the Merger:

                  (a) The Company and ARA shall be a single corporation, which shall be ARA, the corporation designated herein as the Surviving Corporation.

                  (b)      The separate existence of the Company shall cease.

                  (c) The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of the Company and ARA, and all and singular, the rights, privileges, powers and franchises of each of the Company and ARA, and all property, real and personal, and all debts due to either the Company or ARA on whatever account, as well as all other things in action or belonging to the Company or ARA shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Company and ARA, and the title to any real estate vested by deed or otherwise in either the Company or ARA shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of the Company or ARA shall be preserved unimpaired, and all debts, liabilities and duties of the Company or ARA shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                  The Board of Directors, and the members thereof, and the officers of ARA, immediately prior to the Effective Date of the Merger, shall be and constitute the Board of Directors, and the members thereof, and the officers of the Surviving Corporation to serve in accordance with the by-laws of ARA until their respective successors shall have been duly elected and qualified.

                  At the Effective Date of the Merger, all of the Common Stock of the Company outstanding shall be converted into 100 fully paid and nonassessable shares of ARA Common Stock, without any action on the part of the holder thereof. Upon surrender of its certificates representing common stock of the Company, the Stockholder shall be entitled to receive certificates representing the 100 shares of ARA Common Stock into which such common stock shall have been converted.

                  2. Representations and Warranties of the Company. The Company represents and warrants as follows:

                  2.1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the place and in the manner as now conducted.

                  2.2. The authorized capital stock of the Company consists solely of 200 shares of Common Stock, $1.00 par value, of which 12 shares are issued and outstanding (the "Stock"), and are owned and held by the Stockholder free and clear of all liens, claims and encumbrances. Each share of Stock is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any stockholder. No option, warrant, call or commitment of any kind obligating the Company to issue any of its capital stock exists.

                  2.4. The Company has good and marketable title to all properties and assets, owned and used in its business, subject to no mortgage, pledge, lien, conditional sales agreements, encumbrance or charge.

                  2.5. Except as disclosed in writing to ARA, the Company is not in default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located and, there are no claims, actions, suits or proceedings pending, or threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located.

                  2.6. The copies of the Articles of Incorporation and By-laws, as amended to date, of the Company, and of all other documents which have been delivered to ARA in connection with the transactions contemplated hereby, are complete and correct, no party thereto is in material default thereunder, the rights and benefits of the Company thereunder will not be adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the Articles of Merger and the performance of the obligations under such documents will not violate or result in a breach or constitute a default under any of the terms or provisions thereof. None of such leases, instruments, agreements, licenses, permits, certificates or other documents require notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby.

                  2.7. The execution, delivery and performance of this Agreement and the Articles of Merger have been duly approved by the Board of Directors of the Company and have been submitted to and approved by the sole Stockholder of the Company.

                  3. Representations. ARA represents and warrants as follows:

                  3.1. ARA has been duly incorporated and is validly existing in good standing under the laws of the State of Texas.

                  3.2. No provisions exist in any article, document or instrument to which ARA is a party or by which it is bound which would be violated by consummation of the transactions contemplated by this Agreement.

                  3.3. The shares of ARA Stock to be delivered at the Closing, ARA hereunder will be duly authorized and, when issued in accordance with the terms hereof, will be validly issued and outstanding, fully paid and nonassessable, and will have any necessary transfer tax and other revenue stamps acquired at the expense of ARA affixed and cancelled.

                  3.4. No provisions exist in any article, document or instrument to which ARA is a party or by which it is bound which would be violated by consummation of the transactions contemplated by this Agreement.

                  3.5. All the issued and outstanding stock of ARA owned by the Stockholder.

                  4. Covenants of the Company Prior to Effective Date. Between the date of this Agreement and the Effective Date:

                  4.1. The Company will afford to the officers and authorized representatives of ARA access to the plants, properties, books and records of the Company and will furnish ARA with such additional financial and operating data and other information as to the business and properties of the Company as ARA may from time to time reasonably request.

                  4.2.     The Company will:

                           (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting,

                           (b) maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

                           (c) perform all its material obligations under agreements relating to or affecting its assets, properties and rights,

                           (d) keep in full force and effect present insurance policies or other comparable insurance coverage; and

                           (e) use its best efforts to maintain and preserve its business organization intact and maintain its relationship with suppliers, customers and others having business relations with it.

                  4.3. The Company, without the prior written consent of ARA will not:

                           (a)      make any change in its Articles of
         Incorporation,

                           (b)      issue any securities,

                           (c) declare or pay any dividend or make any districution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock,

                           (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures except in the normal course of business,

                           (e) increase the compensation payable or to become payable to any officer, employee or agent, or make any bonus payment to any such person;

                           (f) create or assume any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired,

                           (g) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business; or

                           (h) merge or consolidate or agree to merge or consolidate with or into any other corporation.

                  5. Conditions to Obligations of ARA. The obligations of ARA hereunder are subject to the satisfaction, on or prior to the Effective Date, of the following conditions:

                  5.1. The representations and warranties of the Company and the Stockholder contained in this Agreement shall be true on and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of such date, each and all of the agreements of the Company and the Stockholder to be performed on or before the Effective Date pursuant to the terms hereof shall have been performed.

                  5.2. No material adverse change in the financial condition or business of the Company shall have occurred and the Company shall not have suffered any material loss or damage to any of its properties or assets.

                  5.3. The Company shall have furnished to ARA any instruments of conveyance and transfer, consents and waivers necessary or appropriate to transfer to and effectively vest in ARA all right, title and interest of the Company in and to its properties, assets and business, in proper statutory form for recording if such recording is appropriate, and copies, certified by the Secretary of the Company, of all appropriate resolutions of the board of directors of the Company and of the Stockholder relating to this Agreement and the Merger.

                  6. Conditions Precedent to Obligations of the Company. The obligations of the Company and hereunder are, at its option, subject to the conditions that:

                  6.1. The representations and warranties of ARA contained in Section 3 shall be accurate as of the Effective Date as though such representations and warranties had been made at and as of that time, all the terms, covenants and conditions of this Agreement to be complied with and performed by ARA on or before the Effective Date shall have been duly complied with and performed.

                  7. Survival of Representations. The representations, warranties and agreements of the parties contained in this Agreement or in any writing delivered pursuant to the provisions hereof shall survive the consummation of the Merger and any examination on behalf of such parties and shall terminate one year from the Effective Date. The parties hereto in executing and carrying out the provisions of this Agreement are relying solely on the representations, warranties and agreements contained herein and therein or in any writing delivered pursuant to the provisions of such instruments and not upon any representation, warranty, agreement, promise or information, written or oral, made by any person other than as specifically set forth herein and therein.

                  8. General. This Agreement and the Articles of Merger and the documents delivered pursuant to this Agreement constitute the entire agreement and understanding between the Company and the Stockholder, and ARA and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by all parties hereto.

                  8.1. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

                  8.2. This Agreement shall be construed in accordance with the laws of the State of Texas.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.

                                      AUTOMOTIVE RESEARCH ASSOCIATES, INC.

                                    By:  /s/ Norman C. Penfold
                                       ----------------------------------------
                                               President

                                      TIRE TRONICS, INC.

                                    By:  /s/ Norman C. Penfold
                                       ----------------------------------------
                                               President

                                      EG&G, INC.

                                    By:  /s/ Eugene J. Shute
                                       ----------------------------------------
                                               Treasurer

                                                            FILED
                                                     In the Office of the
                                                  Secretary of State of Texas

                                                         JUL 15 1977

                                                      /s/ Lorna Salzman
                                           Deputy Director, Corporation Division

                     (To be executed and filed in duplicate)

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                      AUTOMOTIVE RESEARCH ASSOCIATES, INC.

         Pursuant to the provisions of Art. 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         ARTICLE ONE. The name of the corporation is Automotive Research Associates, Inc.

         ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders* of the corporation on June 16, 1977:

  (*If pursuant to section 2.30-2 subscribers to shares of a close corporation have entered into an agreement which results in an amendment to the articles of incorporation then change to "subscribers".)

          (Insert the amendment in the following form if it alters any provision of the original or amended articles of incorporation.)

         Article One of the Articles of Incorporation is hereby amended so as to read as follows:

The name of the Corporation is EG&G Automotive Research, Inc.

         ARTICLE THREE. The number of shares* of the corporation outstanding at the time of such adoption was 100,000; and the number of shares* entitled to vote thereon was 100,000.

                       (Use the following if the amendment
                        was adopted by unanimous written
                          consent of all shareholders)

         ARTICLE FOUR. The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

                  Dated June 16, 1977.

                                    AUTOMOTIVE RESEARCH ASSOCIATES, INC.

                                        /s/ William F. Glimm, Jr.
                                    -----------------------------------------
                                    By: William F. Glimm, Jr.
                                       --------------------------------------
                                        It's President

                                    And Murray Gross   /s/ Murray Gross
                                       --------------------------------------
                                        It's Assistant Secretary

STATE OF TEXAS    )
                  )       SS.;
COUNTY OF BEXAR   )

          I, Alton E. Waite, Jr., a Notary Public, do hereby certify that on this 20 day of June, 1977, personally appeared before me William F. Glimm Jr., who declared he is President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

                                        /s/ Alton E. Waite, Jr.
                                    ------------------------------------------
                                        Notary Public for Bexar Co. Tx

                                    My commission expires:  June, 1978

                                                    FILED in the Office of the
                                                    Secretary of State of Texas

                                                      This 19 day of May 1978

                                                       By: /s/ Dee McKinney
                                                           -------------------
                                                     Administrative Assistant

                     FORM PROMULGATED BY: SECRETARY OF STATE

                        STATEMENT OF CHANGE OF REGISTERED
                      OFFICE OR REGISTERED AGENT, OR BOTH,
                         BY A TEXAS DOMESTIC CORPORATION

1.       The name of the corporation is ----------------------------------------
         EG&G AUTOMOTIVE RESEARCH, INC.
         -----------------------------------------------------------------------

2. The address, including street and number, of its present registered office as shown in the records of the Secretary of State of the State of Texas prior to filing this statement is 5404 Bandera Road, San
                                                    ----------------------------
         Antonio, Texas
         -----------------------------------------------------------------------

3. The address, including street and number, to which its registered office is to be changed is --------------------------------------------

         Republic National Bank Building, c/o C T Corporation System, Dallas,
         -----------------------------------------------------------------------
         Texas 75201
         -----------------------------------------------------------------------
         (Give new address or state "no change")

4. The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, prior to filing this statement is NORMAN C. PENFOLD
                      ----------------------------------------------------------

5.       The name of its new registered agent is C T CORPORATION SYSTEM
                                                 -------------------------------
         (Give new name or state "no change")

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7.       Such change was authorized by its board of directors.

                                             /s/ William F. Glimm, Jr.
                                    --------------------------------------------
                                    President
                                    William F. Glimm, Jr.

Sworn to  May 1, 1978.
        ---------------
          (date)

                                             /s/ John A. Shetterly
                                    --------------------------------------------
                                    Notary Public, John A. Shetterly

(Notary Seal)                         Norfolk                    County,
                                    -----------------------------
                                                                 Massachusetts
                                    My commission expires: March 20, 19

INSTRUCTIONS:

Nos. 2 and 4, present office and present agent, must be completed even if one of them is not changed. Submit two (2) copies with genuine signatures and notary seals on each. Filing fee for a business (for profit) corporation is $10.00.

                                                             FILED
                                                      In the Office of the
                                                   Secretary of State of Texas

                                                          JAN 06, 1985

                                                         Lonra Salzaman
                                                 Director, Corporation Division

To the Secretary of State
         of the State of Texas:

         C T Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1.       The name of the corporation is See attached list
                                       -----------------------------------------

2.       The post office address of its present registered office is Republic
                                                                     -----------
         National Bank Building, c/o C T Corporation System, Dallas, Texas 75201
         -----------------------------------------------------------------------

3. The post office address to which its registered office is to be changed is 1601 Elm Street, c/o C T Corporation System, Dallas, Texas 75201
            --------------------------------------------------------------------

4.       The name of its present registered agent is C T CORPORATION SYSTEM
                                                     ---------------------------

5.       The name of its successor registered agent is C T CORPORATION SYSTEM
                                                       -------------------------

6. The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7. Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated January 6, 1985.

                                            C T CORPORATION SYSTEM
                                    -------------------------------------------

                                    By  /s/ Virginia Colvell
                                      ------------------------------------------
                                        Its Vice President

STATE OF New York  )

COUNTY OF New York )

I, Regina M. Dunn a notary public, do hereby certify that on this 27th day of December 1984, personally appeared before me Virginia Colvell who being by me first duly sworn, declared that she is the Vice President of C T Corporation System, that she signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.

                                     /s/ Regina M. Dunn
                                    -------------------------------------------
                                     Notary Public

                                                       REGINA M. DUNN
                                              NOTARY PUBLIC, STATE OF NEW YORK
                                                       NO. 31-4726520
                                                QUALIFIED IN NEW YORK COUNTY
                                              COMMISSION EXPIRES MARCH 30, 1985

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                             JUL 13 1990

                                                        Corporations Section

To the Secretary of State
         of the State of Texas:

         C T Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1.       The name of the corporation is See attached list
                                        ----------------------------------------

2.       The post office address of its present registered office is c/o C T
                                                                     -----------
         CORPORATION SYSTEM, 1601 ELM STREET, DALLAS, TEXAS 75201
         -----------------------------------------------------------------------

3. The post office address to which its registered office is to be changed is c/o C T CORPORATION SYSTEM, 350 N. ST. PAUL STREET, DALLAS, TEXAS
            --------------------------------------------------------------------
         75201
         -----------------------------------------------------------------------

4.       The name of its present registered agent is C T CORPORATION SYSTEM
                                                     ---------------------------

5.       The name of its successor registered agent is C T CORPORATION SYSTEM
                                                       -------------------------

6. The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7. Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated July 2, 1990.

                                        C T CORPORATION SYSTEM
                                 ---------------------------------------------

                                    By  /s/ Herbert Robertson
                                      ----------------------------------------

                                              Its Vice President

                                                               FILED
                                                       In the Office of the
                                                    Secretary of State of Texas

                                                            DEC 27 1996

                                                       Corporations Section

                               ARTICLES OF MERGER

                                       OF

       EG&G STRUCTURAL KINEMATICS, INC. AND EG&G AUTOMOTIVE RESEARCH, INC.

                                      INTO

                         EG&G AUTOMOTIVE RESEARCH, INC.

Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act (hereinafter referred to as the "Act"), the undersigned domestic and foreign corporations adopt the following Articles of Merger.

The names of the corporations participating in the merger and the States under the laws of which they are respectively organized are as follows:

EG&G Structural Kinematics, Inc.        Michigan

EG&G Automotive Research, Inc.          Texas

2.       The Plan of Merger is annexed hereto and made a part hereof.

3. Shareholder approval of the merger is not required, pursuant to Articles 5.03 and 5.16 of the Act, because all of the issued and outstanding shares of both merging corporations are held by the same parent corporation, EG&G Holdings, Inc.

4. As to EG&G Structural Kinematics, Inc., the foreign corporation that is a party to the plan of merger, the approval of the plan of merger was duly authorized by all action required by the laws of Michigan, under which it was organized and by its constituent documents; and as to EG&G Holdings, Inc., the parent corporation of both EG&G Automotive Research, Inc. and EG&G Structural Kinematics, Inc., the plan of merger was approved in an Action by Consent unanimously approved by the Directors.

5. The merger is to become effective as of the close of business on December 29, 1996, which is the end of the fiscal year of the constituent corporations pursuant to their By-Laws.

         IN WITNESS WHEREOF the parties have executed this Agreement this day, December 23, 1996

                                    EG&G STRUCTURAL KINEMATICS, INC.

                                    By:    /s/ Fred B. Parks
                                       -----------------------------------------
                                           Fred B. Parks
                                    Title: Vice President

                                    EG&G AUTOMOTIVE RESEARCH, INC.

                                    By:    /s/ Fred B. Parks
                                       -----------------------------------------
                                           Fred B. Parks
                                    Title: Vice President

                                 PLAN OF MERGER

       EG&G STRUCTURAL KINEMATICS, INC. AND EG&G AUTOMOTIVE RESEARCH, INC.

                                      INTO

                         EG&G AUTOMOTIVE RESEARCH, INC.

         This Plan of Merger is entered into by and between EG&G Automotive Research, Inc., a Texas corporation (hereinafter the "Surviving Corporation") and EG&G Structural Kinematics, Inc. a Michigan corporation (hereinafter the "The Merging Corporation").

1.       The Merging Corporation shall be merged into the Surviving Corporation.

2. All outstanding shares of the Surviving Corporation shall remain outstanding.

3. The outstanding shares of the Merging Corporation shall be canceled and no shares of the Surviving Corporation shall be issued in exchange therefor.

4. The Merging Corporation shall, as and when requested by the Surviving Corporation, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this merger.

5.       The effect of the merger is as prescribed by law.

6. This agreement of merger shall become effective at the close of business on December 29, 1994.

IN WITNESS WHEREOF the parties have executed this Agreement on December 23, 1996

                                    EG&G STRUCTURAL KINEMATICS, INC.

                                    By:   /s/ Fred B. Parks
                                       -----------------------------------------
                                           Fred B. Parks
                                    Title: Vice President

                                    EG&G AUTOMOTIVE RESEARCH, INC.

                                    By:    /s/ Fred B. Parks
                                       -----------------------------------------
                                           Fred B. Parks
                                    Title: Vice President

                         PUBLIC INFORMATION REPORT (PIR)

                                  NOTIFICATION

A COPY OF THE LISTED REPORT IS NOT AVAILABLE FROM THE OFFICE OF THE SECRETARY OF THE STATE OF TEXAS. PRIOR TO AUGUST 2001, THE SECRETARY OF STATE DID NOT RETAIN A COPY OF THE PUBLIC INFORMATION REPORT, WHICH PROVIDES MANAGEMENT INFORMATION MADE AVAILABLE BY THE REPORTING ENTITY. IF YOU HAVE RECEIVED THIS NOTIFICATION IN LIEU OF A COPY OF A LISTED REPORT, YOU MAY CONTACT THE TEXAS COMPTROLLER OF PUBLIC ACCOUNTS AT (512) 463-4600 TO REQUEST A COPY OF THE RECORD FILED WITH THE COMPTROLLER.

                                                                FILED
                                                        In the Office of the
                                                     Secretary of State of Texas

                                                          January 27, 2000

                                                        Corporations Section

                              ARTICLES OF AMENDMENT

Pursuant to the provisions of the Texas Business Corporation Act, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

1.       The name of the corporation is: EG&G Automotive Research, Inc.

2. Article One of the Articles of Incorporation is hereby amended so as to read as follows:

The name of the corporation is: PerkinElmer Automotive Research, Inc.

3.       The date of adoption of this amendment is: January 24, 2000.

4. The number of shares outstanding and the number of shares entitled to vote is 100,000. The amendment was adopted by unanimous written consent of the sole shareholder.

Date     24 January 2000

                                    By:    /s/ John A. Shetterly
                                       ----------------------------------------
                                           John A. Shetterly